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                                                                      Exhibit 99
                                                              (Preliminary Copy)



                            Bank of Tazewell County
                     PROXY SOLICITED BY BOARD OF DIRECTORS


   The undersigned holder of Bank of Tazewell County ("BTC") common stock hereby constitutes and appoints _____________________________ or either of them, the true and lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to act and vote at the Special Meeting of Stockholders to be held on ________________, 1996 at ____________, local time, in ______________________, and at any adjournment or adjournments thereof.


                  (Continued, and to be signed, on other side)

                                                              (Preliminary Copy)


3 To approve an Agreement and Plan of Merger, dated as of August 28, 1995, among BTC and National Bankshares, Inc. ("NBI"), pursuant to which (i) NBI Interim Bank, a wholly owned subsidiary of NBI, would merge with and into BTC, and (ii) each outstanding share of BTC common stock (excluding any shares held by dissenting stockholders and certain shares held by NBI or
     BTC) would be converted into the right to receive one share of NBI common stock, with cash in lieu of the issuance of any fractional share interest, all on and subject to the terms and conditions contained therein, together with an amendment to and restatement of the BTC Articles of Incorporation eliminating the preemptive rights of holders of BTC common stock and conforming the BTC Articles of Incorporation to certain provisions of the Articles of Incorporation of NBI Interim Bank.

         FOR                  AGAINST                    ABSTAIN

         [_]                    [_]                        [_]


3 In their discretion, to act and vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                            THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 SET FORTH ABOVE.

                             The undersigned hereby acknowledges
                             receipt of the combined Notice of Special
                             Meeting of Stockholders and
                             Prospectus/Proxy Statement that
                             accompanied this Proxy and ratifies all
                             lawful actions taken by the above-named
                             attorneys and proxies.


                             Date: _______________________________199__


                             ____________________________________(SEAL)

                             ____________________________________(SEAL)

                             Note:  Signature(s) should agree with
                             name(s) on BTC stock certificate(s).
                             Executors, administrators, trustees and
                             other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing.